SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

July 8, 2005

Date of Report (Date of earliest event reported)

METALDYNE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12068	38-2513957
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

47659 Halyard Drive, Plymouth, Michigan 48170

(Address of principal executive offices)

(734) 207-6200

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communication s pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Metaldyne Corporation on July 13, 2005 and is being filed solely to correct a typographical error in the last sentence of the second paragraph. The text of Item 1.01 of this amendment amends and restates in its entirety the text of Item 1.01 of the original 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

On July 8, 2005, Metaldyne Corporation and its wholly owned special purpose subsidiary, MRFC, Inc., amended and restated its existing accounts receivable financing facility with General Electric Capital Corporation (“GECC”) as a purchaser and Administrative Agent, Bank of America, N.A. and Wells Fargo Foothill, LLC, each as Co-Syndication Agents, U.S. Bank National Association and UBS Securities LLC, each a Co-Documentation Agents and the financial institutions party thereto as purchasers. The terms of the facility that were amended and restated include (a) extending the maturity date to July 8, 2010, (b) favorable adjustments to certain default triggers, (c) increased program availability and (d) an increase the applicable margin on LIBOR based drawings from 1.75% to 2.25%. The amendment and restatement also addressed various technical matters.

At July 3, 2005, the last day of the registrant’s second fiscal quarter, total usage and availability under the accounts receivable facility was approximately $101.9 million and $112.6 million, respectively. At July 3, 2005 on a pro forma basis for the amendment and restatement, total availability under the accounts receivable facility would have been approximately $128.3 million. At July 3, 2005, usage under our $200 million revolving credit facility was $50.0 million of drawings plus $69.3 million of letters of credit for total usage of $119.3 million. Our ability to use our revolving credit facility and accounts receivable facility depends on compliance with the financial covenants under our senior secured credit facility. While certain financial information for the period ended July 3, 2005 is not currently available, based on the financial information for the four consecutive quarters ending March 28, 2005, as of July 3, 2005 we would have been able to use the entire $80.7 million of unused availability under the revolving credit facility and the entire $26.4 million of pro forma accounts receivable facility availability.

The amended and restated facility represents the completion of the final step of the previously disclosed, multi-step receivables facility modifications.

The amended and restated Receivables Purchase Agreement and amended and restated Receivables Transfer Agreement are filed herewith as Exhibits 99.1 and 99.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed herewith:

Exhibit 99.1	Receivables Purchase Agreement

Exhibit 99.2	Receivables Transfer Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 15, 2005

METALDYNE CORPORATION By: /s/ Jeffrey M. Stafeil Name: Jeffrey M. Stafeil Title: Executive Vice President and Chief Financial Officer